EXHIBIT INDEX


(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated June 7, 2005.